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                                                                   EXHIBIT 21.01

                  SUBSIDIARIES OF RESORTS INTERNATIONAL, INC.
                              AS OF APRIL 15, 1994

                                                                                  PERCENTAGE OF
                                                                                   OUTSTANDING
                                                                  PLACE OF          STOCK HELD
                     NAME OF SUBSIDIARY                         INCORPORATION     BY REGISTRANT
- -------------------------------------------------------------   -------------     --------------
ANTL, Inc.                                                      Florida                100%
Aces Advertising Agency, Inc.                                   New Jersey              (1)
Bahamas Developers Limited                                      The Bahamas             (2)
Ess Zee Corporation                                             New Jersey             100%
GGRI, Inc.                                                      Delaware               100%
International Suppliers, Inc.                                   Florida                100%
Island Hotel Company Limited*                                   The Bahamas             (2)
New Pier Operating Company, Inc.                                New Jersey             100%
P.I. Resorts Limited*                                           The Bahamas            100%
Paradise Beach Inn, Limited*                                    The Bahamas             (3)
Paradise Enterprises Limited*                                   The Bahamas             (2)
Paradise Island Airlines, Inc.                                  Florida                100%
Paradise Island Bridge Management Company Limited*              The Bahamas             (2)
Paradise Island Limited*                                        The Bahamas             (2)
Paradise Island Vacations, Inc.                                 Florida                100%
Paradise Security Services Limited*                             The Bahamas             (2)
Resorts International (Bahamas) 1984 Limited*                   The Bahamas             (4)
Resorts International Disbursement, Inc.                        Florida                100%
Resorts International Hotel Financing, Inc.                     Delaware               100%
Resorts International Hotel, Inc.                               New Jersey             100%
Resorts Representation International, Inc.                      Florida                100%

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(1) 100% owned by Resorts International Hotel, Inc.
(2) 100% owned by Resorts International (Bahamas) 1984 Limited
(3) 100% owned by Paradise Island Limited
(4) 100% owned by GGRI, Inc.
 * As of the Effective Date, these companies will no longer be affiliated with Resorts International, Inc. due to the SIHL Sale.

     Resorts International, Inc.'s subsidiaries generally do business in their respective corporate names or distinctive short forms thereof which are readily identifiable. Resorts International Hotel, Inc. uses the name Merv Griffin's Resorts Casino Hotel extensively. Resorts International (Bahamas) 1984 Limited, Paradise Enterprises Limited and Island Hotel Company Limited do business under the name Paradise Island Resort & Casino. Paradise Beach Inn, Limited does business under the name Paradise Paradise Beach Resort.

     The names of certain subsidiaries, which considered in the aggregate did not constitute a "significant subsidiary" as of April 15, 1994 as defined in Rule 1.02(v) of Regulation S-X, have been omitted.